Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(l) promulgated under the Security Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D with respect to the common units beneficially owned by each of them, of American Midstream Partners, LP. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D.

IN WITNESS THEREOF, the undersigned hereby execute this Joint Filing Agreement as of November 14, 2014.

AMERICAN MIDSTREAM GP, LLC

/s/ William Mathews
William Mathews,
Vice President, General Counsel and Secretary

HIGH POINT INFRASTRUCTURE PARTNERS, LLC

/s/ Daniel R. Revers
Daniel R. Revers, President

ARCLIGHT ENERGY PARTNERS FUND V, L.P.

By: ArcLight PEF GP V, L.P.
its General Partner

By: ArcLight Capital Holdings, LLC
its Manager

/s/ Daniel R. Revers
Daniel R. Revers, Managing Partner

ARCLIGHT PEF GP V, LLC

By: ArcLight Capital Holdings, LLC
its Manager

/s/ Daniel R. Revers
Daniel R. Revers, Managing Partner

ARCLIGHT CAPITAL HOLDINGS, LLC

/s/ Daniel R. Revers
Daniel R. Revers, Managing Partner

ARCLIGHT CAPITAL PARTNERS, LLC

/s/ Daniel R. Revers
Daniel R. Revers, Managing Partner

/s/ Daniel R. Revers
Daniel R. Revers